As filed with the Securities and Exchange Commission on May 28, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	One Dole Drive Westlake Village, California 91362	99-0035300
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

DOLE FOOD COMPANY, INC. 2009 STOCK INCENTIVE PLAN

(Full Title of the Plan)

C. Michael Carter

Dole Food Company, Inc.

One Dole Drive

Westlake Village, California 91362

(Name and Address of Agent For Service)

(818) 879-6600

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	7,000,000 shares	$11.03	$77,210,000	$10,532

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers, in addition to the number of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Dole Food Company, Inc. stated above, such indeterminate number of additional shares of Common Stock as may be issued under the Dole Food Company, Inc. 2009 Stock Incentive Plan, as a result of adjustment provisions thereunder.
(2)	Calculated solely for purposes of determining the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offer price are based upon the average of the high and low prices of the Common Stock on May 24, 2013, as reported by the New York Stock Exchange, which was $11.03.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Dole Food Company, Inc., a Delaware corporation (the “Company” or the “Registrant”), relating to 7,000,000 shares of the Company’s Common Stock, authorized for issuance pursuant to the Dole Food Company, Inc. 2009 Stock Incentive Plan. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statement on Form S-8 (No. 333-163407) filed with the Securities and Exchange Commission on November 30, 2009, together with all exhibits filed therewith or incorporated therein by reference.

Item 8.	Exhibits

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dole Food Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on May 23, 2013.

DOLE FOOD COMPANY, INC.

By:	/S/ C. MICHAEL CARTER
C. Michael Carter
President and Chief Operating Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Murdock and C. Michael Carter, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID H. MURDOCK	Chairman of the Board and Chief	May 23, 2013
David H. Murdock	Executive Officer

/S/ C. MICHAEL CARTER	President and Chief Operating Officer	May 23, 2013
C. Michael Carter	(Principal Executive Officer)

/s/ KEITH C. MITCHELL	Vice President and Chief Financial Officer	May 23, 2013
Keith C. Mitchell	(Principal Financial Officer)

Signature	Title	Date

/S/ YOON J. HUGH	Senior Vice President, Controller and Chief Accounting officer	May 23, 2013
Yoon J. Hugh	(Principal Accounting Officer)

/s/ ELAINE L. CHAO	Director	May 23, 2013
Elaine L. Chao

/s/ ANDREW J. CONRAD	Director	May 23, 2013
Andrew J. Conrad

/s/ DAVID A. DELORENZO	Director	May 23, 2013
David A DeLorenzo

/s/ E. ROLLAND DICKSON	Director	May 23, 2013
E. Rolland Dickson

/s/ SHERRY LANSING	Director	May 23, 2013
Sherry Lansing

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Dole Food Company, Inc. (incorporated by reference to Exhibit 3.1 to Dole’s Current Report on Form 8-K filed with the Commission on October 29, 2009)

4.2	Amended and Restated Bylaws of Dole Food Company, Inc. (incorporated by reference to Exhibit 3.2 to Dole’s Current Report on Form 8-K filed with the Commission on October 29, 2009)

5.1*	Opinion of Gibson, Dunn & Crutcher LLP

23.1*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Dole Food Company, Inc. 2009 Stock Incentive Plan, as amended and restated (incorporated by reference to Appendix A to Dole’s Proxy Statement on Schedule 14A filed with the Commission on April 13, 2012)

*	Filed herewith.